Contact: Michael Kirshbaum Chief Financial Officer 202.266.5876 jacobsg@advisory.com	The Advisory Board Company 2445 M Street, N.W. Washington, D.C. 20037 www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
RESULTS FOR QUARTER ENDED DECEMBER 31, 2010

Company Reports Quarterly Revenue Growth of 23.5% and Contract Value Growth of 18.3%;

Issues Guidance for Calendar Year 2011; Announces Acquisition of Population Management
Analytics and Patient Registry Software Company

WASHINGTON, D.C. — (February 3, 2011) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the quarter ended December 31, 2010, the third quarter of its 2011 fiscal year. Revenue for the quarter increased 23.5% to $75.2 million, from $60.9 million in the quarter ended December 31, 2009. Contract value increased 18.3% to $300.2 million as of December 31, 2010, up from $253.7 million as of December 31, 2009. For the quarter ended December 31, 2010, net income was $3.9 million, or $0.24 per diluted share, and EBITDA was $8.1 million.  Included in net income for the third quarter of fiscal 2011 was a fair value adjustment to one of the Company’s acquisition-related earn out liabilities of $1.1 million. Excluding the effects of this adjustment, adjusted net income was $4.6 million, non-GAAP earnings per diluted share were $0.28, and adjusted EBITDA was $9.2 million for the third quarter of fiscal 2011. For the quarter ended December 31, 2009, net income was $4.3 million, or $0.27 per diluted share, and EBITDA was $7.6 million.

For the nine months ended December 31, 2010, revenue increased 21.1% to $213.0 million, from $175.9 million for the nine months ended December 31, 2009. Net income was $13.4 million, or $0.82 per diluted share, and EBITDA was $27.0 million.  Included in net income for the nine months ended December 31, 2010 were fair value adjustments to the Company’s acquisition-related earn out liabilities of $1.5 million. Excluding the effects of this adjustment, adjusted net income was $14.4 million, non-GAAP earnings per diluted share were $0.88, and adjusted EBITDA was $28.5 million for the nine months ended December 31, 2010. For the nine months ended December 31, 2009, net income was $6.4 million, or $0.41 per diluted share, and, excluding certain non-cash charges, adjusted net income was $12.5 million, non-GAAP earnings per diluted share were $0.80, and adjusted EBITDA was $22.6 million.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “Overall, we were pleased with our results for the quarter and for the calendar year.  The strong value that we provide to hospitals and health systems, as well as colleges and universities, drove the continued momentum that we saw across 2010 in both renewals and sales while strengthening our member relationships and providing the foundation for additional relationship expansion in the future.”

Mr. Musslewhite continued, “Our strong top and bottom-line growth in calendar 2010, combined with the inherent visibility of our business model, affords us clarity into another strong year in 2011.  We are excited to continue to deliver the formula of consistent double digit growth and margin expansion, particularly in this time of tremendous change in health care when we have before us enormous opportunities to serve our members in new, deeper ways.   We are very pleased that our growth trajectory permits us to make the critical investments that will allow us to seize these opportunities and set up future growth while still delivering solid bottom-line results in the shorter term.”

Acquisition of Cielo MedSolutions

The Company also announced the acquisition, as of February 1, 2011, of Cielo MedSolutions, a leading provider of population management analytics and patient registry software in the ambulatory environment.  The cash transaction enhances The Advisory Board Company’s existing suite of physician performance management solutions through the addition of analytics and workflow tools that give providers visibility across a patient population to enable appropriate clinical decisions.

Robert Musslewhite commented, “We are excited to add Cielo’s outstanding tools to our portfolio and the talented Cielo team to the Advisory Board.  As the market moves towards value-based payment structures, there is increasing urgency for physicians practicing at hospitals and health systems to understand care provided to their patients across all settings. The addition of Cielo to the portfolio allows us to provide these population management analytics and patient registry capabilities in a physician-friendly interface through the Crimson platform.  In addition, as our members build capabilities to manage patients across the full continuum of care and work with us to develop the structures to do so—for example through our Medical Home Collaborative, now more than 200 hospitals strong—Cielo’s solutions will also provide key value to them.”

Cielo’s Chief Executive Officer David Morin added, “The Advisory Board’s Crimson platform, deep knowledge base of best practices, and network of over 2,900 members provides the ideal environment to leverage the strengths and capabilities of the Cielo tool.  I—along with the entire Cielo team—am thrilled to join forces with the Advisory Board to enhance our impact on physician practice across care settings.  We are excited about the large market opportunity ahead of us and the new ways we will work together to help members provide greater value in patient care.”

Mr. Musslewhite concluded, “We are very excited about the acquisition and the opportunities to incorporate Cielo into our work.  Hospitals and physicians look to us as their solution for physician performance, and since patient registry is a key tool that they use, the addition of this functionality to our portfolio will greatly enhance our ability to serve member needs in this terrain.”

Share Repurchase

During the three months ended December 31, 2010, the Company repurchased 41,190 shares of its common stock at a total cost of approximately $2.0 million. As of December 31, 2010, the Company had repurchased 7,484,698 shares of its common stock at a total cost of approximately $314.5 million.

Outlook for Calendar Year 2011

The Company is providing financial guidance for calendar year 2011. For the calendar year, the Company expects revenue to be in a range of approximately $318 million to $326 million. In order to provide greater clarity and to better reflect its operating performance, the Company is providing adjusted EBITDA and non-GAAP earnings per diluted share guidance. Adjusted EBITDA for calendar year 2011 will exclude share-based compensation expense and adjustments to acquisition-related earn out liabilities.  Non-GAAP earnings per diluted share for calendar year 2011 will exclude share-based compensation expense, amortization from acquisition-related intangible assets, and adjustments to acquisition-related earn out liabilities.  The Company expects calendar year 2011 adjusted EBITDA to be in a range of approximately $56 million to $60 million and calendar year 2011 non-GAAP earnings per diluted share to be in a range of approximately $1.85 to $2.00. For calendar year 2011 the Company expects share-based compensation expense to be approximately $10 million, and expects amortization from acquisition-related intangible assets to be approximately $4.5 million. For fiscal year 2012, the Company expects an effective tax rate of approximately 36.5% to 37.5%. This guidance includes the effects of the acquisition of Cielo.

Non-GAAP Financial Measures

This press release and the accompanying tables present information about EBITDA, adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As used in this release for historical fiscal periods, we define our non-GAAP financial measures as described below. The term “EBITDA” refers to a financial measure that we define as earnings before other income, net, which includes interest income and foreign currency losses and gains; income taxes; depreciation and amortization; and amortization of acquisition-related intangibles included in cost of services. The term “adjusted EBITDA” refers to a financial measure that we define as earnings before other income, net, which includes interest income and foreign currency losses and gains; income taxes; depreciation and amortization; amortization of acquisition-related intangibles included in cost of services; non-cash charges associated with the write-off of capitalized software and the cancellation of certain stock options that occurred in the quarter ended September 30, 2009; and fair value adjustments made to the Company’s acquisition-related earn out liabilities. The term “adjusted net income” refers to net income excluding the net of tax effect of non-cash charges associated with the write-off of capitalized software and the cancellation of certain stock options, and fair value adjustments made to the Company’s acquisition-related earn out liabilities. “Non-GAAP earnings per diluted share” refers to net income per share excluding the per share effect, net of tax, of non-cash charges associated with the write-off of capitalized software and the cancellation of certain stock options, and fair value adjustments made to the Company’s acquisition-related earn out liabilities. These non-GAAP measures may be calculated differently from similarly titled measures used by other companies, which limits their usefulness as comparative measures, and should be considered in addition to financial measures prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP measures or results as indicators of performance. We use these non-GAAP financial measures for internal budgeting and other managerial purposes because they enable the Company’s management to evaluate projected operating results on a basis that allows for comparability without regard to changes arising from applicable tax rates, variability in interest income and foreign currency exchange rates, periodic costs of certain capitalized tangible and intangible assets, and certain non-cash and special charges.

There are limitations associated with EBITDA and adjusted EBITDA, including that they do not reflect all changes in applicable tax rates, foreign currency exchange rates, or the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our business. A reconciliation of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and forecasted non-GAAP earnings per diluted share to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures cannot reasonably be estimated or predicted at this time.

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income	$3,934	$4,309	$13,411	$6,381
Provision for income taxes	2,204	2,249	7,513	3,331
Other income, net (1)	(480)	(603)	(1,278)	(2,149)
Depreciation and amortization	1,479	1,387	4,289	5,008
Amortization of acquisition-related intangibles (incl. in Cost of services)	957	230	3,112	691
EBITDA	$8,094	$7,572	$27,047	$13,262

Write-off of capitalized software	—	—	—	7,397
Option cancellation charge	—	—	—	1,937
Fair value adjustments to acquisition-related earn out liabilities	1,100	—	1,500	—

Adjusted EBITDA	$9,194	$7,572	$28,547	$22,596

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010		2009
Net income	$3,934	$4,309	$13,411		$6,381
Write-off of capitalized software, net of tax	—	—	—		4,860
Option cancellation charge, net of tax	—	—	—		1,273
Fair value adjustments to acquisition-related earn out liabilities, net of tax	705	—	962		—

Adjusted net income	$4,639	$4,309	$14,373		$12,514

		Three Months Ended	Nine Months Ended
		December 31,		December 31,

	2010	2009	2010		2009

GAAP earnings per diluted share	$0.24	$0.27	$0.82		$0.41
Write-off of capitalized software, net of tax	—	—	—		0.31
Option cancellation charge, net of tax	—	—	—		0.08
Fair value adjustments to acquisition-related earn out
liabilities, net of tax	0.04	—	0.06		—

Non-GAAP earnings per diluted share	$0.28	$0.27	$0.88		$0.80

(1)	Other income, net includes interest income of $0.5 million and $0.6 million for the three months ended December 31, 2010 and 2009, respectively, and $1.2 million and $1.8 million for the nine months ended December 31, 2010 and 2009, respectively. Other income, net also includes a foreign currency gain of $11,000 and foreign currency loss of $22,000 for the three months ended December 31, 2010 and 2009, respectively. Other income, net includes foreign currency gains of $0.1 million and $0.3 million for the nine months ended December 31, 2010 and 2009, respectively.

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its third quarter performance this evening, February 3, 2011 at 5:30 p.m. Eastern Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com/IR. To participate by telephone, the dial-in number is 866.203.3436 and the access code is 12459229. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days from 8:30 p.m. Thursday, February 3, until 8:30 p.m. Thursday, February 10, 2011.

About The Advisory Board Company

The Advisory Board Company provides best practices research and analysis, business intelligence and software tools, and installation support and management and advisory services to approximately 2,985 organizations, including hospitals, health systems, pharmaceutical and biotech companies, health care insurers, medical device companies, colleges, universities, and other educational institutions. Members of each program typically are charged a fixed fee and have access to an integrated set of services that may include best practice research studies, executive education seminars, customized research briefs, web-based access to the program’s content database, and software tools.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the Company’s expectations regarding its revenue, adjusted EBITDA and non-GAAP earnings per diluted share for calendar year 2011 and its effective tax rate for fiscal year 2012, are based on information available to the Company as of February 3, 2011, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with our software tools and installation support tools, our ability to license technology from third parties, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company, as well as those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and also disclosed from time to time in its subsequent reports on Form 10-Q and Form 8-K, which are available on the Company’s website at www.advisoryboardcompany.com/IR and at the SEC’s website at www.sec.gov. Additional information will also be set forth in the Company’s report on Form 10-Q for the quarter ended December 31, 2010, which will be filed with the SEC in February 2011.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this news release, and the Company does not undertake to update these statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Three Months Ended		Selected	Nine Months Ended		Selected
	December 31,		Growth	December 31,		Growth
	2010	2009	Rates	2010	2009	Rates
Statements of Income
Revenue	$75,210	$60,893	23.5%	$213,000	$175,919	21.1%

Cost of services (1)	41,232	32,080		113,091	93,185
Member relations and marketing (1)	17,099	13,809		48,352	39,502
General and administrative (1)	9,742	7,662		27,622	23,264
Depreciation and amortization	1,479	1,387		4,289	5,008
Write-off of capitalized software	-	-		-	7,397
Income from operations	5,658	5,955		19,646	7,563
Other income, net	480	603		1,278	2,149
Income before provision for income taxes	6,138	6,558		20,924	9,712
Provision for income taxes	(2,204)	(2,249)		(7,512)	(3,331)
Net income	$3,934	$4,309		$13,412	$6,381

Earnings per share
Basic	$0.25	$0.28		$0.86	$0.41
Diluted	$0.24	$0.27		$0.82	$0.41
Weighted average common shares outstanding
Basic	15,796	15,511		15,663	15,531
Diluted	16,600	15,701		16,303	15,657
Contract Value (at end of period)	$300,165	$253,738	18.3%
Percentages of Revenues
Cost of services (1)	54.8%	52.7%		53.1%	53.0%
Member relations and marketing (1)	22.7%	22.7%		22.7%	22.5%
General and administrative (1)	13.0%	12.6%		13.0%	13.2%
Depreciation and amortization	2.0%	2.3%		2.0%	2.8%
Income from operations	7.5%	9.8%		9.2%	4.3%
Net income	5.2%	7.1%		6.3%	3.6%

(1)	During the three and nine months ended December 31, 2010, the Company recognized approximately $0.6 million and $2.0 million in cost of services, approximately $0.6 million and $1.5 million in member relations and marketing, and approximately $1.0 million and $3.5 million in general and administrative expense for share-based compensation. During the three and nine months ended December 31, 2009, the Company recognized approximately $0.8 million and $3.3 million in cost of services, approximately $0.5 million and $1.6 million in member relations and marketing, and approximately $0.9 million and $4.0 million in general and administrative expense for share-based compensation. Included in the share-based compensation amounts for the three and nine months ended December 31, 2009 are approximately $0.7 million, $0.1 million, and $1.1 million recorded in Cost of Services, member relations and marketing, and general and administrative expense, respectively, relating to the one-time charge for the cancellation of certain stock options during the quarter ending September 30, 2009. The Company has recorded all these expenses in the same line items as other compensation paid to the relevant categories of employees.

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended December 31,
	2010	2009
Cash flows from operating activities:
Net income	$13,411	$6,381
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	4,289	5,008
Write-off of capitalized software	—	7,397
Amortization of intangible assets	3,575	890
Deferred income taxes	(753)	(9,192)
Excess tax benefits from stock-based payments	(1,900)	—
Stock-based compensation expense	6,980	10,060
Amortization of marketable securities premiums	449	469
Changes in operating assets and liabilities:
Member fees receivable	(49,389)	(28,015)
Prepaid expenses and other current assets	(1,932)	1,409
Deferred incentive compensation and other charges	(9,975)	(10,130)
Deferred revenues	65,090	30,532
Accounts payable and accrued liabilities	8,792	11,176
Accrued incentive compensation	(665)	1,976
Other long-term liabilities	(4,341)	(478)

Net cash flows provided by operating activities	33,631	27,483

Cash flows from investing activities:
Purchases of property and equipment	(7,396)	(939)
Capitalized software development costs	(1,433)	(496)
Cash paid for acquisitions, net of cash acquired	(35,120)	(13,600)
Redemption of marketable securities	20,080	20,350
Purchases of marketable securities	(40,544)	(9,965)
Other investing activities	—	(5,000)
Net cash flows used in investing activities	(64,413)	(9,650)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	11,889	214
Repurchase of shares to satisfy minimum employee tax withholding	(616)	(2)
Proceeds on issuance of stock under employee stock purchase plan	139	109
Excess tax benefits from share-based compensation arrangements	1,900	—
Purchases of treasury stock	(6,495)	(2,999)
Net cash flows provided by (used in) financing activities	6,817	(2,678)

Net (decrease) increase in cash and cash equivalents	(23,965)	15,155
Cash and cash equivalents, beginning of period	61,238	23,746
Cash and cash equivalents, end of period	$37,273	$38,901